Exhibit 99.1

Landstar System, Inc.
13410 Sutton Park Drive, South
Jacksonville, FL 32224
904 398 9400

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
July 14, 2010	904-398-9400
LANDSTAR SYSTEM REPORTS 31 PERCENT INCREASE IN REVENUE AND
A 40 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported a 31 percent increase in revenue to $641.7 million in the 2010 second quarter, up from $491.2 million in the 2009 second quarter. Net income for the 2010 second quarter was $24.4 million, or $0.49 per diluted share, compared to $17.9 million, or $0.35 per diluted share for the 2009 second quarter. Operating income increased 34 percent to $40.0 million in the 2010 second quarter compared to $29.8 million in the 2009 second quarter.
Truck transportation revenue hauled by business capacity owners and truck brokerage carriers in the 2010 second quarter was $592.0 million, or 92 percent of revenue, compared to $453.8 million, or 92 percent of revenue, in the 2009 second quarter. Included in revenue hauled by truck brokerage carriers in the 2010 and 2009 second quarters were $23.1 million and $9.2 million, respectively, of fuel surcharges invoiced to customers. In the 2010 and 2009 second quarters, the Company also invoiced customers $53.1 million and $27.3 million, respectively, of fuel surcharges that were passed 100 percent to business capacity owners and excluded from revenue. Revenue hauled by rail, air and ocean cargo carriers was $35.0 million, or 6 percent of revenue, in the 2010 second quarter compared to $28.2 million, or 6 percent of revenue, in the 2009 second quarter. Transportation management fee revenue generated by the supply chain solutions companies was $6.1 million, or 1 percent of revenue, in the 2010 second quarter.

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Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.05 per share. This represents an 11 percent increase in the Company’s quarterly dividend. The dividend is payable on August 27, 2010 to stockholders of record at the close of business on August 9, 2010. It is the intention of the Board of Directors to continue to pay a quarterly dividend. During the 2010 second quarter, Landstar purchased 510,062 shares of its common stock at a total cost of $20.6 million. Under the Company’s authorized share purchase program, the Company currently has a total of 745,000 shares of its common stock available for purchase.
Commenting on Landstar’s 2010 second quarter, Landstar’s Chairman, President and CEO, Henry Gerkens said, “I am very pleased with the Company’s performance in the 2010 second quarter. 2010 second quarter revenue, operating income and diluted earnings per share all increased sharply over the corresponding 2009 second quarter amounts. Revenue increased 31 percent due to stronger volumes and pricing, operating income increased 34 percent, despite higher purchased transportation costs and insurance and claims costs, and diluted earnings per share increased 40 percent. The total number of truck transportation loads hauled by business capacity owners and truck brokerage carriers in the 2010 second quarter was the highest reported number of truck transportation loads hauled by business capacity owners and truck brokerage carriers in any quarter of any year in Landstar’s history. Additionally, from a pricing standpoint, revenue per load for truck transportation on freight hauled by business capacity owners and truck brokerage carriers continued to strengthen as we moved through the 2010 second quarter.
“The overall freight environment continues to be strong. Recent trends in June, and thus far in July, indicate that both the revenue per load and the number of loads hauled remain strong compared to the corresponding prior year periods. I expect these trends to continue throughout the 2010 third quarter. I would anticipate 2010 third quarter results to be similar to those experienced in the 2010 second quarter. As such, I expect 2010 third quarter revenue to increase in a range of 25 percent to 33 percent over 2009 third quarter revenue and diluted earnings per share to be in a range of $0.47 to $0.52.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 5 pm ET. To access the webcast, visit the Company’s website at

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www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2010 Earnings Release Conference Call.”
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2009 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation, warehousing and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO 9001:2008 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
Revenue	$1,189,809	$960,411	$641,721	$491,164
Investment income	574	675	289	250

Costs and expenses:
Purchased transportation	907,290	717,891	490,089	366,567
Commissions to agents	87,379	78,251	46,971	39,927
Other operating costs	15,504	14,838	7,968	7,388
Insurance and claims	26,129	18,799	13,831	9,797
Selling, general and administrative	73,816	66,612	36,973	32,243
Depreciation and amortization	11,988	11,201	6,196	5,716

Total costs and expenses	1,122,106	907,592	602,028	461,638

Operating income	68,277	53,494	39,982	29,776
Interest and debt expense	1,664	2,136	810	973

Income before income taxes	66,613	51,358	39,172	28,803
Income taxes	25,446	19,607	14,962	10,946

Net income	41,167	31,751	24,210	17,857
Less: Net loss attributable to noncontrolling interest	(446)	—	(227)	—

Net income attributable to Landstar System, Inc. and subsidiary	$41,613	$31,751	$24,437	$17,857

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$0.83	$0.62	$0.49	$0.35

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$0.83	$0.61	$0.49	$0.35

Average number of shares outstanding:
Earnings per common share	50,165,000	51,453,000	50,123,000	51,330,000

Diluted earnings per share	50,259,000	51,636,000	50,215,000	51,487,000

Dividends paid per common share	$0.0900	$0.0800	$0.0450	$0.0400

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Landstar System, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 26,	Dec. 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$45,081	$85,719
Short-term investments	33,156	24,325
Trade accounts receivable, less allowance of $5,597 and $5,547	338,877	278,854
Other receivables, including advances to independent contractors, less allowance of $5,543 and $5,797	22,119	18,149
Deferred income taxes and other current assets	22,232	19,565

Total current assets	461,465	426,612

Operating property, less accumulated depreciation and amortization of $133,957 and $124,810	143,505	116,656
Goodwill	57,470	57,470
Other assets	66,662	48,054

Total assets	$729,102	$648,792

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$30,293	$28,919
Accounts payable	159,548	121,030
Current maturities of long-term debt	24,886	24,585
Insurance claims	34,902	41,627
Other current liabilities	47,180	42,474

Total current liabilities	296,809	258,635

Long-term debt, excluding current maturities	93,956	68,313
Insurance claims	30,022	30,680
Deferred income taxes	23,368	23,013

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,487,151 and 66,255,358 shares	665	663
Additional paid-in capital	166,292	161,261
Retained earnings	803,126	766,040
Cost of 16,652,344 and 16,022,111 shares of common stock in treasury	(685,506)	(660,446)
Accumulated other comprehensive income	681	498

Total Landstar System, Inc. and subsidiary shareholders’ equity	285,258	268,016

Noncontrolling interest	(311)	135

Total equity	284,947	268,151

Total liabilities and equity	$729,102	$648,792

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Landstar System, Inc. and Subsidiary
Supplemental Information
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
Revenue generated through (in thousands):

Business Capacity Owners (1)	$631,736	$550,665	$345,595	$288,600
Truck Brokerage Carriers	466,163	329,479	246,408	165,236
Rail intermodal	34,092	36,728	19,316	17,410
Ocean cargo carriers	20,835	17,518	11,700	8,667
Air cargo carriers	8,562	7,508	3,959	2,121
Other (2)	28,421	18,513	14,743	9,130

	$1,189,809	$960,411	$641,721	$491,164

Number of loads:

Business Capacity Owners (1)	420,770	365,000	223,020	194,350
Truck Brokerage Carriers	308,330	240,020	158,980	122,370
Rail intermodal	15,490	18,290	8,620	8,710
Ocean cargo carriers	3,110	2,590	1,650	1,350
Air cargo carriers	3,130	5,100	1,630	1,840

	750,830	631,000	393,900	328,620

Revenue per load:

Business Capacity Owners (1)	$1,501	$1,509	$1,550	$1,485
Truck Brokerage Carriers	1,512	1,373	1,550	1,350
Rail intermodal	2,201	2,008	2,241	1,999
Ocean cargo carriers	6,699	6,764	7,091	6,420
Air cargo carriers	2,735	1,472	2,429	1,153

	June 26,	June 27,
	2010	2009
Truck Capacity

Business Capacity Owners (1) (3)	7,818	8,286

Truck Brokerage Carriers:
Approved and active (4)	16,670	14,827
Approved	9,047	11,082

	25,717	25,909

Total available truck capacity providers	33,535	34,195

Agent Locations	1,343	1,436

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,399 and 8,875 at June 26, 2010 and June 27, 2009, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.